                                                                    Exhibit 99.1

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Arlene Meier, Chief Operating Officer and Interim Chief Financial Officer of Kohl's Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the undersigned's knowledge, on the date of this Certification:

1. the Annual Report on Form 11-K for the year ended February 1, 2003 (the "Report") of the Kohl's Department Stores, Inc. Savings Plan (the "Plan") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: July 29, 2003

                                                /s/ Arlene Meier
                                                ---------------------
                                                Arlene Meier
                                                Chief Operating Officer
                                                Interim Chief Financial Officer

A signed original of this written statement has been provided to Kohl's Corporation and will be retained by Kohl's Corporation and furnished to the Securities and Exchange Commission upon request. This statement "accompanies" the report to which it relates and shall not be deemed as "filed" as part of the report or otherwise for purposes of the Securities Exchange Act of 1934.